Exhibit 10.2

SCHEDULE D-1

CHANGE ORDER

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal OWNER: Sabine Pass LNG, L.P. CONTRACTOR: Bechtel Corporation DATE OF AGREEMENT: December 18, 2004	CHANGE ORDER NUMBER: SP/BE-062 DATE OF CHANGE ORDER: July 27, 2009 Resolution of Claims for Final Completion

The Agreement between the Parties listed above is changed as follows:

Owner and Contractor agree to implement the following changes in connection with the Agreement.  To the extent the changes set forth herein conflict with any of the terms and conditions set forth in the Agreement, the changes herein shall be controlling.

1.  Owner and Contractor agree to increase the Contract Price in the amount of $727,680 in order to resolve the payment disputes between the Parties for the items listed in the attached “Schedule of Resolved Trends and Issues.”  For purposes of clarity, the foregoing increase to the Contract Price is solely a resolution for payment disputes between the Parties with respect to the amount owed under the Agreement for the items listed in the aforementioned schedule and in no way impairs, waives or otherwise resolves any other claims or causes of actions which either Party may have now or in the future arising out of or related to the Work, including, but not limited to, any Warranty claims or any claims for indemnification pursuant to Article 17 of the Agreement.

2. Owner agrees that Target Completion was achieved by July18, 2008 and the Schedule Bonus of $12,000,000 has been earned, of which Owner has paid $9MM and shall pay Contractor the remaining amount of $3MM prior to, or concurrent with, Owner’s final payment under Article 7.3 of the Agreement.  For purposes of clarity, the aforementioned Schedule Bonus of $12,000,000 is an amount that is not included within, and is a payment in addition to, the Contract Price.

Adjustment to Contract Price
The original Contract Price was	$646,936,000
Net change by previously authorized Change Orders (#SP/BE-002 to 028, 031, 033 thru 035; 037 thru 061)	$178,217,967
The Contract Price prior to this Change Order was	$825,153,967
The Contract Price will be increased by this Change Order in the amount of	$ 727,680
The new Contract Price including this Change Order will be	$825,881,647

Adjustment to dates in Project Schedule

The Target Bonus Date will be unchanged and is July 18, 2008.
The Guaranteed Substantial Completion Date will be unchanged and is June 13, 2009.
Adjustment to other Changed Criteria: No Change
Adjustment to Payment Schedule: No Change
Adjustment to Minimum Acceptance Criteria: No Change
Adjustment to Performance Guarantees:  No Change
Adjustment to Design Basis: No Change.
Other adjustments to liability or obligation of Contractor or Owner under the Agreement:  As modified by this Change Order.

This Change Order shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Changed Criteria set forth herein.

Change Order # 62

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order.  Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect.  This Change Order is executed by each of the Parties’ duly authorized representatives.

/s/ CHARIF SOUKI	/s/ MITCH CLAYMAN
*Charif Souki	Contractor
Chairman	Mitch Clayman
August 11, 2009	Name
Date of Signing	Project Manager
Title
August 17, 2009
/s/ KEITH TEAGUE	Date of Signing
*Keith Teague
Senior Vice President
August 11, 2009
Date of Signing

/s/ ED LEHOTSKY
*Ed Lehotsky
Owner Representative
August 4, 2009
Date of Signing

* Required Owner signature – Mr. Teague may sign on behalf of Mr. Souki during Mr. Souki’s absence.

Change Order #62

Schedule of Resolved Trends & Issues

T-5007	Hexavalent Chromium
T-7021	Fence changes
T-7033A	LNG Tank Dike Radar Array
T-7044	Additional compensation for craft labor wage increases (over and above CO SP/BE-044, Trend T-5017) – Based on new forecast
T-7045	Metering station Tie-in rework
T-7047	Additional Fence Changes
T-7050	Light Weight Concrete added to LNG Spill Trench
T-7053	Concrete paving around LNG Tank impoundment sumps
T-7054	Relocate JB 158 to PL00023 (Tug Berth Parking)
T-7056	Rework Culverts at Operations Trailer Road
T-7058	Added Curbs and Speed Bumps for LNG Spill Control
T-7062	Added Walkways over 2R1 LNG Spill Trench
T-7064	Red Concrete Placement over Area Lighting U/G Cables
T-7065	Wilbros Costs (Light Pole & Roadwork)
T-7072	Seismic Monitoring
T-7075	Provide Site Security (4/17/08-6/30/08)
N/A	Credit for converting drawings to AutoCADD
T-7025	Document turnover – additional Asbuilt drawings
T-7063	Water Purchase and Temporary Piping to FW Pond (Lack of JB Water)
T-7066	Wetland Restoration
T-7068	Nitrogen Supply – True up of actual costs
T-7061	Start-up Group Delay Costs
T-7084	Additional Cheniere Emissions Test (Load Bank Rental for three days)
T-7086	Credit for gravel on North Dike @ 4-5 tank N-S dike intersection
T-7087	Finish Grade South of SE corner Tank 1 after the last PI road is completed
T-7089	Valtronics Heat Trace
T-7033B	LNG Tank Dike Lighting
T-7046	Drill holes in Cryo Check Valves
T-7071	Water System Air Gap Skid
T-7073	Road Ditches / Drainage
N/A	Credit for LNG Tank Gaskets
N/A	Wind Damage to Light Poles
N/A	Vented Gas from 1st Cargo through 9/30/2008
N/A	Noise at SIS cabinets
N/A	SVT Service Rep visit during 4th Cargo

Change Order #62